U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 3, 2025
ARQ, INC.
(Name of registrant as specified in its charter)

Delaware	001-37822	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8051 E. Maplewood Avenue, Suite 210, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (720) 598-3500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARQ	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Explanatory Note
This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Arq, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on June 6, 2025 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s 2025 Annual Meeting of Stockholders held on June 3, 2025 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose, in accordance with Item 5.07(d) of Form 8-K, the Company's decision regarding whether non-binding stockholder advisory votes on the compensation of the Company’s named executive officers (the “Say-on-Pay Vote”) should be held every one, two, or three years (the “Say-on-Frequency Proposal”). No other changes have been made to the Original Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.
As previously reported in the Original Form 8-K, in an advisory vote held at the Annual Meeting on the Say-on-Frequency Proposal, the Company’s stockholders expressed their preference for a Say-on-Pay Vote to be conducted every year. In light of these results, and consistent with the recommendation of the Company’s Board of Directors (the “Board”) as set forth in the Company’s proxy statement for the Annual Meeting, the Company has determined to hold future Say-on-Pay Votes every year until the next required non-binding advisory vote on the frequency of future Say-on-Pay Votes. The Board will re-evaluate this determination after the next Say-on-Frequency Proposal, which will be held no later than the 2031 annual meeting of stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 14, 2025

Arq, Inc.
Registrant

/s/ Robert Rasmus
Robert Rasmus
Chief Executive Officer

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